EXHIBIT 23.2

               Consent of Beard Miller Company LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 2001, with respect to the financial statements of Main Street Bancorp, Inc. incorporated by reference in the Registration Statement (Form S-4) and related prospectus of Sovereign Bancorp, Inc.




                              /s/ Beard Miller Company LLP



Reading, Pennsylvania
October 18, 2001